Exhibit 99.1

2835 Miami Village Drive Miamisburg, OH 45342 NEWS RELEASE

For media information:	For investor information:

Dian Terry	Gregg Swearingen
(937) 242-4781	(937) 242-4600
dian.terry@teradata.com	gregg.swearingen@teradata.com

For Release on May 8, 2008

Teradata Announces 2008 First Quarter Results

•	Teradata reports 2 percent revenue growth over the first quarter of 2007

•	Teradata generates EPS of $0.23, maintains full-year EPS guidance

•	Cash from Operations of $143 million, versus $102 million in the year-ago quarter

MIAMISBURG, Ohio – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $375 million for the first quarter of 2008, a 2 percent increase from $367 million in the first quarter of 2007. Included in the year-over-year comparison was 4 percentage points of benefit from currency translation.(1)

Gross margin in the first quarter was 51.7 percent versus 53.4 percent in the first quarter of 2007. Gross margin was lower in the first quarter of 2008 primarily due to lower product volume in the Americas region.

Teradata’s first-quarter net income was $42 million, or $0.23 per diluted share, which compared to $43 million, or $0.24 per diluted share, in the first quarter of 2007. As expected, Teradata’s first quarter results included $11 million of incremental costs associated with Teradata now operating as an independent publicly-traded company.

“We continue to see overall global demand for enterprise data warehousing remain strong, as companies look to Teradata to achieve competitive advantage with our best-in-class data warehousing solutions. While we are disappointed with our start to the year, primarily due to lengthening sales cycles in the United States, the fundamentals of our business remain solid and we are maintaining our guidance for 2008,” said Mike Koehler, president and chief executive officer of Teradata. “Our services business grew 20% in the quarter and service margins increased 1.3 points. Customer activity is strong entering the second quarter, especially internationally.

“We are investing for growth, both in our innovative technology and in our market coverage. We just introduced our comprehensive new platform family, which sets the standard in data warehousing and leverages the power of our industry-leading Teradata 12 database, and we are increasing our number of sales territories. Data will continue to grow exponentially in the years to come, both in volume and complexity, and Teradata is well positioned to help organizations address the challenge and gain competitive advantage.”

Regional Operating Segment Results (2)

Teradata reports its results in three regional operating segments.

North America and Latin America (Americas)

Teradata generated $210 million of revenue in its Americas region in the first quarter of 2008, down 2 percent from $215 million in the first quarter of 2007. Currency translation provided 1 percentage point of benefit in the year-over-year revenue comparison.

Gross margin in the Americas region in the first quarter of 2008 was 54.3 percent, compared to 59.5 percent in the first quarter of 2007. Gross margin in the Americas declined primarily due to lower product volume and revenue mix as well as an unfavorable deal mix.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the first quarter of 2008 was $103 million, up 14 percent from $90 million generated in the first quarter of 2007. Currency translation benefited revenue growth in the EMEA region by 11 percentage points.

Gross margin in the EMEA region in the first quarter of 2008 was 50.5 percent, an increase from 44.4 percent in the first quarter of 2007. Gross margins in the EMEA region improved due to the benefit of currency translation, improved performance in professional services and higher product volume.

Asia Pacific / Japan (APJ)

Teradata generated $62 million of revenue in its APJ region in the first quarter of 2008, the same as reported in the first quarter of 2007. The year-over-year revenue comparison in the APJ region was benefited by 9 percentage points from currency translation.

Gross margin in the APJ region in the first quarter of 2008 was 45.2 percent, the same as reported in the first quarter of 2007.

Company Operating Results

Operating Income

First quarter of 2008 operating income was $53 million, compared to $70 million in the first quarter of 2007. Lower product revenue in the Americas region, along with incremental costs associated with Teradata now operating as an independent, publicly-traded company, were the key drivers of the lower operating income in the quarter.

Other Items

Other income in the first quarter of 2008 was $3 million, primarily from interest income earned on Teradata’s cash balance.

The effective tax rate in the first quarter of 2008 results was 25 percent versus 39 percent in the first quarter of 2007. Teradata now expects its full-year tax rate for 2008 to be approximately 25 percent.

Cash Flow

During the first quarter of 2008, Teradata generated $143 million of cash from operating activities, compared to $102 million in the same period in 2007. Capital expenditures of $20 million were comparable to $19 million in the first quarter of 2007. Teradata generated $123 million of free cash flow (cash from operations less capital expenditures and additions to capitalized software) in the first quarter of 2008, versus $83 million in the same period last year.

	For the three months ended March 31
(in millions)
	2008	2007
Cash provided by operating activities (GAAP)	$143	$102
Less capital expenditures for:
Expenditures for property and equipment	(4)	(7)
Additions to capitalized software	(16)	(12)

Total capital expenditures	(20)	(19)
Free cash flow (non-GAAP measure) (3)	$123	$83

Balance Sheet

As of March 31, 2008, Teradata had $339 million in cash and cash equivalents, an increase of $69 million from December 31, 2007. Free cash flow generation more than offset the use of cash for share repurchases. During the quarter, the company repurchased approximately 1.6 million shares for $38 million.

Although Teradata has a $300 million credit facility in place, Teradata had no short- or long-term debt outstanding as of March 31, 2008.

2008 Outlook

Teradata continues to expect 2008 full-year revenue growth of approximately 5 to 8 percent and 2008 earnings per share to be $1.35 to $1.45.

2008 FY Guidance
Year-over-year revenue growth:	5 –8%

Earnings per share	$1.35 - $1.45

2008 First-Quarter Earnings Conference Call

A conference call is scheduled today at 10:00 a.m. (EDT) to discuss the company’s first-quarter results, as well as its guidance for 2008. Access to the conference call, as well as a replay of the call, is available on Teradata’s Web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on Teradata’s Web site.

About Teradata Corporation

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence through data warehousing and enterprise analytics. Teradata is in more than 60 countries and on the Web at www.teradata.com.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

(1)	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

(2)	The Operating Segment results discussed in this earnings release may exclude certain corporate-related costs consistent with the manner by which management evaluates and makes decisions regarding segment operating performance. This presentation is useful to investors because it allows analysis and comparability of operating trends. Schedule D, included in this earnings release, reconciles Teradata’s segment results to total company results reported under Generally Accepted Accounting Principles in the United States, or GAAP.

(3)	Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures, such as free cash flow, are useful for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definition of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the impact of our separation from NCR Corporation and risks relating to our ability to operate effectively as a stand-alone, publicly traded company; changes in our cost structure, management, financing and business operations following our separation from NCR; the rapidly changing and intensely competitive nature of the information technology industry and the data enterprise warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission and the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2008	2007*
Revenue
Products	$165	$192
Services	210	175

Total revenue	375	367
Product gross margin	105	124
% of Revenue	63.6%	64.6%
Services gross margin	89	72
% of Revenue	42.4%	41.1%

Total gross margin	194	196
% of Revenue	51.7%	53.4%
Selling, general and administrative expenses	116	99
Research and development expenses	25	27

Income from operations	53	70
% of Revenue	14.1%	19.1%
Interest income	3	—

Income before income taxes	56	70
% of Revenue	14.9%	19.1%
Income tax expense	14	27

Net income	$42	$43

% of Revenue	11.2%	11.7%
Net income per common share
Basic	$0.23	$0.24
Diluted	$0.23	$0.24
Weighted average common shares outstanding
Basic	180.4	180.7
Diluted	182.3	180.7

*	As previously disclosed in Teradata’s 2007 10-K, the first quarter of 2007 financial results have been restated to correct for the inclusion of a transaction that previously had been recorded in the fourth quarter of 2006. The restatement resulted in a $13 million increase in revenue and a $6 million increase in net income ($0.04 per share).

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$339	$270
Accounts receivable, net	417	507
Inventories, net	48	51
Other current assets	50	45

Total current assets	854	873
Property and equipment, net	93	94
Capitalized software, net	67	61
Goodwill	108	90
Deferred income taxes	142	140
Other assets	38	36

Total assets	$1,302	$1,294

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$98	$120
Payroll and benefits liabilities	59	88
Deferred revenue and customer deposits	300	246
Other current liabilities	97	118

Total current liabilities	554	572
Pension and other postemployment plan liabilities	92	88
Other liabilities	11	3

Total liabilities	657	663
Stockholders’ equity/parent company equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at March 31, 2008 and December 31, 2007	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 179.6 and 181.0 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	2	2
Paid-in capital	525	555
Retained earnings	121	79
Accumulated other comprehensive loss	(3)	(5)

Total stockholders’ equity	645	631

Total liabilities and stockholders’ equity	$1,302	$1,294

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended March 31 Three Months
	2008	2007
Operating activities
Net income	$42	$43

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17	16
Stock-based compensation expense	5	3
Excess tax benefit from stock-based compensation	(1)	—
Deferred income taxes	6	10
Changes in assets and liabilities:
Receivables	102	4
Inventories	3	—
Current payables and accrued expenses	(62)	(29)
Deferred revenue and customer deposits	59	59
Other assets and liabilities	(28)	(4)

Net cash provided by operating activities	143	102

Investing activities
Expenditures for property and equipment	(4)	(7)
Additions to capitalized software	(16)	(12)
Other investing activities and business acquisition, net	(22)	—

Net cash used in investing activities	(42)	(19)

Financing activities
Repurchases and retirement of common stock	(38)	—
Excess tax benefit from stock-based compensation	1	—
Transfer to parent, net	—	(83)
Other financing activities, net	1	—

Net cash used in financing activities	(36)	(83)

Effect of exchange rate changes on cash and cash equivalents	4	—

Increase in cash and cash equivalents	69	—
Cash and cash equivalents at beginning of period	270	—

Cash and cash equivalents at end of period	$339	$—

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31 Three Months
	2008	2007**	% Change
Revenue

Americas	$210	$215	-2%
EMEA	103	90	14%
APJ	62	62	0%

Total revenue	375	367	2%

Segment gross margin

Americas	114	128
% of Revenue	54.3%	59.5%
EMEA	52	40
% of Revenue	50.5%	44.4%
APJ	28	28
% of Revenue	45.2%	45.2%

Subtotal—segment gross margin	194	196
% of Revenue	51.7%	53.4%

Reconciling amounts*	—	—

Total gross margin	194	196
% of Revenue	51.7%	53.4%

Selling, general and administrative expenses	116	99
Research and development expenses	25	27

Income from operations	$53	$70

% of Revenue	14.1%	19.1%

*	Includes corporate-related costs that management does not use to make decisions regarding the segments or to assess their financial performance.
**	As previously disclosed in Teradata’s 2007 10-K, the first quarter of 2007 financial results have been restated to correct for the inclusion of a transaction that previously had been recorded in the fourth quarter of 2006. The restatement resulted in a $13 million increase in revenue and a $10 million increase in gross margin for the Americas region.